Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-187713, 333- 159755, 333-135072, 333-199875, 333-211857, 333-258657) of Eagle Bancorp Inc. and subsidiaries of our report dated March 1, 2021, with respect to the consolidated financial statements of Eagle Bancorp Inc. and subsidiaries for the year ended December 31, 2020, included in this Annual Report (Form 10-K) for the year ended December 31, 2022 /s/ FORVIS, LLP (Formerly Dixon Hughes Goodman LLP) Charlotte, North Carolina March 1, 2023